Exhibit 99.1

NEWS RELEASE

FINANCIAL NEWS BRIEF

April 25, 2023

For Immediate Release

Vicor Corporation Reports Results for the First Quarter Ended March 31, 2023

Andover, Mass., April 25, 2023 (GLOBE NEWSWIRE) — Vicor Corporation (NASDAQ: VICR) today reported financial results for the first quarter ended March 31, 2023. These results will be discussed later today at 5:00 p.m. Eastern Time, during management’s quarterly investor conference call. The details for the call are below.

Revenues for the first quarter ended March 31, 2023 totaled $97.8 million, a 10.8% increase from $88.3 million for the corresponding period a year ago, and a 7.3% sequential decrease from $105.5 million in the fourth quarter of 2022.

Gross margin increased to $46.5 million for the first quarter of 2023, compared to $37.6 million for the corresponding period a year ago, and decreased sequentially from $49.1 million for the fourth quarter of 2022. Gross margin, as a percentage of revenue, increased to 47.6% for the first quarter of 2023, compared to 42.6% for the corresponding period a year ago, and from 46.6% for the fourth quarter of 2022.

Net income for the first quarter was $11.2 million, or $0.25 per diluted share, compared to net income of $5.0 million or $0.11 per diluted share, for the corresponding period a year ago and net income of $8.1 million, or $0.18 per diluted share, for the fourth quarter of 2022.

Cash flow from operations totaled $10.1 million for the first quarter, compared to cash flow from operations of $4.6 million for the corresponding period a year ago, and cash flow from operations of $0.9 million in the fourth quarter of 2022. Capital expenditures for the first quarter totaled $10.1 million, compared to $22.7 million for the corresponding period a year ago and $12.7 million for the fourth quarter of 2022. Cash and cash equivalents as of March 31, 2023 increased 1.2% sequentially to approximately $192.9 million compared to approximately $190.6 million as of December 31, 2022.

Backlog for the first quarter ended March 31, 2023 totaled $271.3 million, a 36.0% decrease from $423.7 million for the corresponding period a year ago, and 10.9% sequential decrease from $304.4 million at the end of the fourth quarter of 2022.

Commenting on first quarter performance, Dr. Patrizio Vinciarelli, Chief Executive Officer, stated, “Bookings may remain weak until AI OEMs capture the benefits of advanced Power Distribution Networks (“PDNs”) with Lateral-Vertical PDNs using existing 4G FPA modules.”

“Progress with automotive applications using 4G modular solutions at up to 150kW is paving the way for production ramps starting in 2025 which will complement our growth opportunity with AI in data centers.”

“With the imminent completion of our first Converter-housed-in-Package (“ChiP”) foundry, 5G FPA enabling scalable, high efficiency Vertical PDNs on the critical path of advanced AI systems, and automotive electrification driving broad acceptance of ChiPs, I have high expectations about Vicor’s future growth and profitability.”

For more information on Vicor and its products, please visit the Company’s website at www.vicorpower.com.

Earnings Conference Call

Vicor will be holding its investor conference call today, Tuesday, April 25, 2023 at 5:00 p.m. Eastern Time. Vicor encourages investors and analysts who intend to ask questions via the conference call to register with BT Conferencing, the service provider hosting the conference call. Those registering on BT Conferencing’s website will receive a webinar link and dial-in numbers. Registration may be completed at any time prior to 5:00 p.m. on April 25, 2023. For those parties interested in listen-only mode, the conference call will be webcast via a link that will be posted on the Investor Relations page of Vicor’s website prior to the conference call. Please access the website at least 15 minutes prior to the conference call to register and, if necessary, download and install any required software. For those who cannot participate in the live conference call, a webcast replay of the conference call will also be available on the Investor Relations page of Vicor’s website.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and, the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “assumes,” “may,” “will,” “would,” “should,” “continue,” “prospective,” “project,” and other similar expressions identify forward-looking statements. Forward-looking statements also include statements regarding bookings, shipments, revenue, profitability, targeted markets, increase in manufacturing capacity and utilization thereof, future products and capital resources. These statements are based upon management’s current expectations and estimates as to the prospective events and circumstances that may or may not be within the company’s control and as to which there can be no assurance. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors, including those economic, business, operational and financial considerations set forth in Vicor’s Annual Report on Form 10-K for the year ended December 31, 2022, under Part I, Item I — “Business,” under Part I, Item 1A — “Risk Factors,” under Part I, Item 3 — “Legal Proceedings,” and under Part II, Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The risk factors set forth in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in the Annual Report on Form 10-K should be read together with other reports and documents filed with the Securities and Exchange Commission from time to time, including Forms 10-Q, 8-K and 10-K, which may supplement, modify, supersede or update those risk factors. Vicor does not undertake any obligation to update any forward-looking statements as a result of future events or developments.

Vicor Corporation designs, develops, manufactures, and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products to the power systems market, including enterprise and high performance computing, industrial equipment and automation, telecommunications and network infrastructure, vehicles and transportation, and aerospace and defense electronics.

For further information contact:

James F. Schmidt, Chief Financial Officer

Voice: 978-470-2900

Facsimile: 978-749-3407

invrel@vicorpower.com

VICOR CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands except for per share amounts)

	QUARTER ENDED (Unaudited)
	MAR 31,	MAR 31,
	2023	2022
Net revenues	$97,816	$88,282
Cost of revenues	51,282	50,681

Gross margin	46,534	37,601
Operating expenses:
Selling, general and administrative	20,223	18,568
Research and development	15,869	14,253

Total operating expenses	36,092	32,821

Income from operations	10,442	4,780
Other income (expense), net	1,950	162

Income before income taxes	12,392	4,942
Less: Provision (benefit) for income taxes	1,141	(48)

Consolidated net income	11,251	4,990
Less: Net income (loss) attributable to noncontrolling interest	7	(9)

Net income attributable to Vicor Corporation	$11,244	$4,999

Net income per share attributable to Vicor Corporation:
Basic	$0.25	$0.11
Diluted	$0.25	$0.11
Shares outstanding:
Basic	44,162	43,952
Diluted	44,907	44,954

VICOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Thousands)

	MAR 31,	DEC 31,
	2023	2022
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$192,897	$190,611
Accounts receivable, net	61,061	65,429
Inventories	107,382	101,410
Other current assets	5,030	5,154

Total current assets	366,370	362,604
Long-term deferred tax assets	280	280
Long-term investment, net	2,631	2,622
Property, plant and equipment, net	167,812	166,009
Other assets	7,162	5,386

Total assets	$544,255	$536,901

Liabilities and Equity
Current liabilities:
Accounts payable	$16,790	$22,207
Accrued compensation and benefits	11,324	10,849
Accrued expenses	4,782	8,613
Accrued litigation	6,500	6,500
Sales allowances	2,389	1,661
Short-term lease liabilities	1,459	1,450
Income taxes payable	663	72
Short-term deferred revenue and customer prepayments	9,765	13,197

Total current liabilities	53,672	64,549
Long-term deferred revenue	2,183	145
Long-term income taxes payable	869	862
Long-term lease liabilities	6,872	7,009

Total liabilities	63,596	72,565
Equity:
Vicor Corporation stockholders’ equity:
Capital stock	366,002	360,924
Retained earnings	254,323	243,079
Accumulated other comprehensive loss	(993)	(988)
Treasury stock	(138,927)	(138,927)

Total Vicor Corporation stockholders’ equity	480,405	464,088
Noncontrolling interest	254	248

Total equity	480,659	464,336

Total liabilities and equity	$544,255	$536,901